News Release

Cory T. Walker
Chief Financial Officer
(386) 239-7250

July 9, 2003

BROWN & BROWN, INC. SECOND QUARTER EARNINGS PER SHARE
INCREASE 32%

(Daytona Beach and Tampa, Florida) . . . Brown & Brown, Inc. (NYSE:BRO) announced net income for the second quarter of 2003 of $27,935,000, or $0.41 per share, an earnings per share increase of 32.3% over the $21,401,000, or $0.31 per share, reported for the quarter ended June 30, 2002. Total revenue for the quarter ended June 30, 2003 was $137,858,000, compared with 2002 second-quarter revenue of $114,903,000, an increase of 20.0%.

Total revenue for the six months ended June 30, 2003 was $282,594,000, compared with first-half 2002 revenue of $225,939,000, up 25.1%. Net income for the first six months of 2003 was $58,471,000 versus $41,564,000 during the same period in 2002, an increase of 40.7%.  Net income per share for the six months ended June 30, 2003 was $0.85, versus the $0.62 per share posted during the comparable 2002 period, an increase of 37.1%.

Commenting on the quarter's results, J. Hyatt Brown, Chairman and CEO, noted, "Considering that we are seeing a moderation in general insurance premium increases, we are quite pleased to post our 42nd consecutive quarter of record  earnings growth. Our ability to maintain this remarkable pace is a direct reflection of the dogged discipline and fortitude of our determined team of insurance professionals - it is the hallmark of our culture and they are essential to our continued success."

Jim W. Henderson, President and Chief Operating Officer added, "Locating and cultivating solid acquisition candidates continues to be a top priority in our overall strategic plan. To this end, we now have two of our most experienced and highly regarded people dedicated 100% to telling our success story and introducing the Brown & Brown culture to potential acquisition candidates.  We are encouraged by the active pipeline of high-quality agencies."

Brown & Brown, Inc. and its subsidiaries provide a broad range of insurance and reinsurance products and services, as well as risk management, employee benefit administration, and managed health care services through offices located across the United States. The Company is ranked by Business Insurance magazine as the nation's sixth largest independent insurance intermediary organization. Our Web address is www.bbinsurance.com.

This press release may contain certain statements relating to future results which are forward-looking statements. These statements are not historical facts, but instead represent only the Company's belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company's control. It is possible that the Company's actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Further information concerning the Company and its business, including factors that potentially could materially affect the Company's financial results, are contained in the Company's filings with the Securities and Exchange Commission. Some factors include: general economic conditions around the country; downward commercial property and casualty premium pressures; the competitive environment; the integration of the Company's operations with those of businesses or assets the Company has acquired or may acquire in the future and the failure to realize the expected benefits of such integration; and the potential occurrence of a disaster that affects certain areas of the States of Arizona, California, Florida and/or New York, where significant portions of the Company's business are concentrated.  All forward-looking statements included in this press release are made only as of the date of this press release, and we do not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

# # # # #

Brown & Brown, Inc.

CONSOLIDATED STATEMENTS OF INCOME
  (In thousands, except per share data)
(unaudited)

	For the		For the

	Three Months Ended		Six Months Ended

	June 30		June 30

	2003	2002	2003	2002
REVENUES
Commissions and fees	$137,257	$114,262	$281,509	$225,088
Investment income	442	943	775	1,298
Other income (loss)	159	(302)	310	(447)
Total revenues	137,858	114,903	282,594	225,939

EXPENSES
Employee compensation and benefits	66,092	55,604	134,333	111,006
Non-cash stock grant compensation	632	785	1,449	1,561
Other operating expenses	19,229	16,431	38,635	31,357
Amortization	4,416	3,490	8,753	6,759
Depreciation	2,019	1,745	3,946	3,460
Interest	946	1,158	1,953	2,394
Total expenses	93,334	79,213	189,069	156,537

Income before income taxes and minority
interest	44,524	35,690	93,525	69,402

Income taxes	16,589	13,741	35,054	26,720

Minority interest, net of tax	-	548	-	1,118

Net income	$ 27,935	$ 21,401	$ 58,471	$ 41,564
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Net income per share:
Basic	$0.41	$0.31	$0.86	$0.63
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Diluted	$0.41	$0.31	$0.85	$0.62
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Weighted average number of shares outstanding:
Basic	68,270	68,327	68,222	66,324
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Diluted	68,943	69,231	68,927	67,212
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Brown & Brown, Inc.

INTERNAL GROWTH SCHEDULE
Core Commissions and Fees(1)
Three Months Ended June 30, 2003
  (In thousands)
(unaudited)

	Quarter	Quarter	Total	Total	Less	Internal
	Ended	Ended	Net	Net	Acquisition	Net
	6/30/02	6/30/02	Change	Growth %	Revenues	Growth %

Florida Retail
	$ 35,582	$ 32,576	$ 3,006	9.2%	$ 386	8.0%
National Retail	35,159	28,860	6,299	21.8%	5,616	2.4%
Western Retail	24,341	18,001	6,340	35.2%	5,637	3.9%

     Total Retail

	95,082	79,437	15,645	19.7%	11,639	5.0%

Professional Programs	9,002	3,319	5,683	171.2%	5,638	1.4%
Special Programs	8,914	7,664	1,250	16.3%	367	11.5%
Total Programs	17,916	10,983	6,933	63.1%	6,005	8.4%

Brokerage

	6,715	5,536	1,179	21.3%	286	16.1%

TPA Services	7,342	6,980	362	5.2%	-	5.2%

Total Core Commissions
and Fees (1)	$127,055	$102,936	$24,119	23.4%	$17,930	6.0%
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Reconciliation of Internal Growth Schedule
to Total Commissions and Fees
Included in the Consolidated Statements of Income
for the Three Months Ended June 30, 2003 and 2002
(in thousands)
(unaudited)

	Quarter	Quarter
	Ended	Ended
	6/30/03	6/30/02
Total core commissions and
fees(1)	$127,055	$102,936
Contingent commissions	10,202	8,234
Adjustment for upfront annual
commissions (2)	-	(492)
Divested business	-	3,584

Total Commission & Fees	$137,257	$114,262
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(1)

Total core commissions and fees are our total commissions and fees less (i) contingent commissions (revenue derived from special revenue-sharing commissions from insurance companies based upon the volume and the growth and/or profitability of the business placed with such companies during the prior year), (ii) adjustment for upfront annual commissions (explained below), and (iii) divested business (commissions and fees generated from offices, books of business or niches sold by the Company or terminated).

(2)

Commissions from a Florida-based workers' compensation carrier that changed its agency commission payment policy from paying on a monthly basis to paying on an up-front annual basis only for year 2002.  Beginning January 1, 2003, this carrier reverted back to paying commissions on a monthly basis.

Brown & Brown, Inc.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30,	December 31,

	2003	2002
ASSETS
Current assets:
Cash and cash equivalents	$ 51,109	$ 91,247
Restricted cash	110,206	79,796
Short-term investments	1,957	446
Premiums, commissions and fees receivable	152,423	144,244
Other current assets	14,401	16,527
Total current assets	330,096	332,260

Fixed assets, net	25,060	24,730
Goodwill, net	207,206	176,269
Other intangible assets, net	231,112	203,984
Investments	10,591	8,585
Deferred income taxes, net	1,171	1,788
Other assets	6,387	6,733
Total assets	$811,623	$754,349
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LIABILITIES
Current liabilities:
Premiums payable to insurance companies	$204,109	$191,682
Premium deposits and credits due customers	19,989	16,723
Accounts payable	13,123	12,054
Accrued expenses	42,508	46,586
Current portion of long-term debt	27,016	27,334
Total current liabilities	306,745	294,379

Long-term debt	49,211	57,585

Other liabilities	9,454	8,943

Minority Interest	-	1,852

SHAREHOLDERS' EQUITY
Common stock, par value $0.10 per share;
authorized 280,000 shares; issued and
outstanding, 68,360 at 2003 and 68,178 at 2002	6,836	6,818
Additional paid-in capital	162,429	159,564
Retained earnings	273,721	223,102
Accumulated other comprehensive income	3,227	2,106

Total shareholders' equity	446,213	391,590

Total liabilities and shareholders' equity	$811,623	$754,349
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